Exhibit 10.45

REVOLVER NOTE

$20,000,000	July 29, 2024

FOR VALUE RECEIVED, the undersigned, SIEBERT FINANCIAL CORP., a New York corporation (“Borrower”), HEREBY PROMISES TO PAY to the order of EAST WEST BANK, a California banking corporation (“Bank”) at its office located at 9300 Flair Drive, 6th Floor, El Monte, CA 91731, Attn: Loan Servicing Department, or at such other place as Bank may from time to time designate in writing, in lawful money of the United States and in immediately available funds, the principal amount of TWENTY MILLION DOLLARS ($20,000,000.00), or such lesser amount as shall equal the aggregate outstanding principal amount of the Advances made by Bank to Borrower, together with interest from the date of disbursement computed on the outstanding principal balance hereof as set forth in the Loan and Security Agreement dated as of the date hereof, by and between Borrower and Bank, and as amended from time to time (the “Loan Agreement”). The Loan Agreement is incorporated herein by this reference in its entirety. Capitalized terms used but not otherwise defined herein are used in this revolver note (this “Revolver Note”) as defined in the Loan Agreement.

This Revolver Note is entitled to the benefits of the Loan Agreement. The Loan Agreement, among other things, contains provisions for acceleration of the maturity of the Advances upon the happening of certain stated events and also for prepayments on account of any Advance hereof prior to the maturity of such Advance upon the terms and conditions specified in the Loan Agreement.

Borrower further promises to pay interest on the unpaid principal amount outstanding from time to time from the date hereof until payment in full at the rate (or rates) from time to time applicable to the Advances as determined in accordance with the Loan Agreement. Interest shall be calculated on the basis of a three hundred sixty (360)-day year for the actual days elapsed.

Borrower, for itself, its successors and assigns, hereby waives diligence, demand, presentment and protest, and notice of demand, presentment, protest and nonpayment. Except as otherwise provided in the Loan Agreement or other Loan Documents, Borrower, for itself, its successors and assigns, hereby waives all rights to notice and hearing of any kind upon the occurrence of an Event of Default prior to the exercise by Bank of its rights under the Loan Agreement.

If this Revolver Note is not paid when due, whether on its specified or accelerated maturity date, Borrower promises to pay all costs of collection and enforcement of this Revolver Note, including, but not limited to, reasonable attorneys’ fees and costs, incurred by Bank on account of such collection or enforcement, whether or not suit is filed hereon.

This Revolver Note shall be governed by and construed in accordance with the laws of the State of California.

[Rest of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed and delivered this Revolver Note as of the date and year first above written.

SIEBERT FINANCIAL CORP.,
a New York corporation

By:	/s/ Andrew Reich
Name:	Andrew Reich
Title:	Chief Financial Officer